FOR IMMEDIATE RELEASE

CHINA HEALTH INDUSTRIES HOLDINGS ANNOUNCES

THIRD FISCAL QUARTER RESULTS

-- Fiscal Nine-Month Revenue Up 26% vs. Same Period In 2014 --

Heilongjiang, China, May 15, 2015 – China Health Industries Holding, Inc. (OTC: CHHE, the “Company” or “CHHE”) today reported that, for the third fiscal quarter of 2015 ended March 31, 2015, the Company had revenue of $1,933,377, a 24 percent decrease on revenue of $2,555,394 for the third fiscal quarter of 2014. This decline was mainly the result of a significant reduction in sales volume of the Company’s two leading products, Waterlilies Soft Capsule and Propolis and Black Ant Capsule.

In the third fiscal quarter of 2015, the Company had a net loss of $180,800, or $(0.003) per share, versus net income of $135,448, or $0.002 per share, for the same period a year ago. This diminished bottom line performance was primarily attributable to the aforementioned drop in quarterly revenue, and to a lesser extent an increase in operating expense of $105,245 resulting from an increase in depreciation and amortization caused by increased capital expenditure.

For the first nine months of fiscal 2015, CHHE had revenues of $8,211,156, a 26 percent gain on revenues of $6,501,198 in the first nine months of fiscal 2014. This improvement was the result of significant increases in both sales price and sales volume of the Waterlilies Soft Capsule and Propolis and Black Ant Capsule products.

Net income for the first nine months of fiscal 2015 was $149,455, or $0.002 per share, versus a net loss of $870,555, or $(0.014) per share, for the same period a year earlier. This improvement was primarily attributable to the abovementioned increase in nine-month revenue, and to a lesser extent a decrease in operating expense of $252,200.

“Despite the reduction in revenue and earnings in 2015 fiscal Q3 ’15 versus Q3’14,” said Chairman and CEO Mr. Xin Sun, “the nine-month period results were much improved and the Company’s balance sheet and financial position remain quite strong.” He noted that as of March 31, 2015, CHHE had cash and cash equivalents of $29 million, a working capital ratio of 6:1 and no long-term debt.

In addition, said Mr. Sun, the Company is implementing a strategic plan to improve its financial performance going forward. First, he said, CHHE is accelerating the CFDA registration process for several of the Company’s recently purchased healthcare products and plans to release four to six of these “in the near future.”

Secondly, said Mr. Sun, CHHE is considering adding distributors capable of selling the Company’s products in geographic areas of China not adequately covered by its current distributors.

Third, and perhaps most exciting, said Mr. Sun, the Company is taking “concrete steps” in a drive to participate in one of China’s fastest-growing industries, mobile health products and services. To lay the initial groundwork for this plan, he said, CHHE is now acquiring specialized data indicating which Chinese consumers are most likely to require a specific drug or health supplement. Next, the Company plans to establish a nationwide sales center providing free information to consumers on each of CHHE’s 35 products. Finally, said Mr. Sun, the Company hopes to build or acquire an online platform, covering all of China, enabling all consumers with a mobile phone to receive instant messages telling them where to purchase the CHHE product that fulfills the consumer’s medical or health requirement.

“Once we have completed these steps,” concluded Mr. Sun, “we hope to become a growing player in China's mobile health industry -- and experience accelerating growth and profitability in the years to come.”

For additional information on China Health Industries Holdings, Inc. please go to www.mhealthstyle.com or refer to the company's 10-Q report filed with the Securities and Exchange Commission.

About Us
China Health Industries Holdings, Inc. (www.mhealthstyle.com) produces, markets and distributes high-quality medicines, health products, health devices and cosmetics from all over the world.

CHHE owns GMP-certified plant and facilities and manufactures 21 CFDA-approved medicines and 14 CFDA-approved health supplement products in soft capsule, hard capsule, tablet, granule and oral liquid forms. These products address key major markets, including women’s products, geriatric products, children’s products and other vital market sectors.

Safe Harbor Statement
This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONDENSED CONSOLIDATED BALANCE
SHEETS (USD $)	Mar. 31, 2015	Jun. 30, 2014
Current assets
Cash and cash equivalents	$29,034,685	$27,232,074
Notes receivable	0	28,095
Accounts receivable, net	1,350,831	2,230,746
Inventory	838,156	1,037,939
Other receivables, net	48,561	83,570
Advance to suppliers	34,325	40,504
Prepaid expenses	0	101,965
Total current assets	31,306,558	30,754,893
Property, plant and equipment, net	4,416,931	4,661,072
Intangible assets, net	5,053,860	5,452,161
Construction in progress	534,983	1,934
Total assets	41,312,332	40,870,060
Current liabilities
Short-term loans	1,613,163	1,611,967
Accounts payable and accrued expenses	534,257	627,109
Other payables	62,298	83,798
Advance from customers	742,428	245,308
Related party debts	1,823,709	1,776,851
Wages payable	153,613	69,544
Taxes payable	155,206	403,970
Total current liabilities	5,084,674	4,818,547
Equity
Common stock, ($0.0001 par value, 300,000,000 shares authorized, 62,239,737 issued and outstanding as of March 31, 2015 and June 30, 2014, respectively)	6,224	6,224
Additional paid-in capital	27,317	27,317
Accumulated other comprehensive income	3,269,649	3,242,959
Statutory reserve	38,679	38,679
Retained earnings	32,885,554	32,736,081
Total stockholders' equity	36,227,423	36,051,260
Non-controlling interests	235	253
Total equity	36,227,658	36,051,513
Total liabilities and equity	$41,312,332	$40,870,060

CONDENSED CONSOLIDATED AND	3 Months Ended		9 Months Ended
COMBINED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE	Mar. 31, 2015	Mar. 31, 2014	Mar. 31, 2015	Mar. 31, 2014
INCOME (USD $)
REVENUE	$1,933,377	$2,555,394	$8,211,156	$6,501,198
COST OF GOODS SOLD	1,403,081	1,781,580	5,796,457	5,030,815
GROSS PROFIT	530,296	773,814	2,414,699	1,470,383
OPERATING EXPENSES
Selling, general and administrative expenses	515,085	540,192	1,570,843	1,594,887
Depreciation and amortization expenses	173,083	42,684	516,679	587,283
Research and development expenses	0	47	0	157,552
Total operating expenses	688,168	582,923	2,087,522	2,339,722
INCOME (LOSS) FROM OPERATIONS	(157,872)	190,891	327,177	(869,339)
OTHER INCOME/(EXPENSES)
Interest income	24,479	23,644	72,865	87,746
Interest expense	(31,276)	(40,277)	(93,474)	(84,280)
Other income/(expenses), net	9,623	(38,810)	29,179	(4,682)
Total other income (expense), net	2,826	(55,443)	8,570	(1,216)
INCOME (LOSS) BEFORE INCOME TAXES	(155,046)	135,448	335,747	(870,555)
Provision for income taxes	25,754	0	186,292	0
NET INCOME (LOSS)	(180,800)	135,448	149,455	(870,555)
Less: net loss attributable to non-controlling interests	(18)	1	(18)	(70)
Net income (loss) attributable to China	(180,782)	135,447	149,473	(870,485)
Health Industries Holdings
Foreign currency translation gain	35,113	(970,760)	26,672	(460,681)
Comprehensive income/(loss)	(145,687)	(835,312)	176,127	(1,331,236)
Less: comprehensive loss attributable to non- controlling interests	(36)	(7)	(36)	(73)
COMPREHENSIVE INCOME/(LOSS) ATTRIBUTABLE TO CHINA HEALTH INDUSTRIES HOLDINGS	$(145,651)	$(835,305)	$176,163	$(1,331,163)
Net income (loss) attributable to China Health Industries Holdings' shareholders per share are:
Basic & diluted income (loss) per share	$(0.003)	$0.002	$0.002	$(0.014)
Weighted average shares outstanding:
Basic & diluted weighted average shares outstanding	62,239,737	62,239,737	62,239,737	62,239,737

Contacts

Company:

Mr. Xin Sun
Chairman & CEO
China Health Industries Holdings, Inc.
86-451-88100688
chhe_ir@163.com

Investor:

Jimmy Caplan
Asia IR-PR
512-329-9505
Jimmy@Asia-IRPR.com

Media:

Rick Eisenberg
Asia IR-PR
212-496-6828
Rick@Asia-IRPR.com